United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
October 17, 2005

Fidelity National Title Group, Inc.

(Exact name of Registrant as Specified in its Charter)

1-9396
(Commission File Number)

Delaware	86-0498599
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-8100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EXHIBIT 10.1
Exhibit 99.1

Item 1.01. Entry into a Material Definitive Agreement

(a) Execution of Credit Agreement
On October 17, 2005, Fidelity National Title Group, Inc. (the “Company”) entered into a Credit Agreement, dated as of October 17, 2005, with Bank of America, N.A. as Administrative Agent and Swing Line Lender, and the other financial institutions party thereto (the “Credit Agreement”).
The Credit Agreement provides for a $400 million unsecured revolving credit facility maturing on the fifth anniversary of the closing date. Amounts under the revolving credit facility may be borrowed, repaid and reborrowed by the Borrowers from time to time until the maturity of the revolving credit facility. Voluntary prepayment of the revolving credit facility under the Credit Agreement is permitted at any time without fee upon proper notice and subject to a minimum dollar requirement. Revolving loans under the credit facility bear interest at a variable rate based on either (i) the higher of (a) a rate per annum equal to one-half of one percent in excess of the Federal Reserve’s Federal Funds rate, or (b) Bank of America’s “prime rate;” or (ii) a rate per annum equal to the British Bankers Association LIBOR rate plus a margin of between 0.280% and 1.000%, depending on the Company’s then current public debt credit rating from the rating agencies.
The Credit Agreement contains certain affirmative and negative covenants customary for financings of this type, including, among other things, limits on the creation of liens, limits on the incurrence of indebtedness, restrictions on investments, limitations on restricted payments, transactions with affiliates and maintaining investment grade debt ratings. The Credit Agreement also contains customary financial covenants regarding surplus, interest coverage and total debt to capitalization. The Credit Agreement includes customary events of default for facilities of this type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default, the interest rate on all outstanding obligations will be increased and payments of all outstanding loans may be accelerated and/or the lenders’ commitments may be terminated. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Credit Agreement shall automatically become immediately due and payable, and the lenders’ commitments will automatically terminate.
The Company plans to borrow $150 million under the credit facility in order to satisfy a $150 million intercompany note issued by one of the Company’s subsidiaries to the Company’s parent, Fidelity National Financial, Inc., in August 2005.
Some of the lenders under the Credit Agreement have or may have had various relationships with the Company and its affiliates involving the provision of a variety of financial services, including cash management, investment banking, pension fund and equipment financing and leasing services, and the issuance of letters of credit and bank guarantees.
The foregoing does not constitute a complete summary of the terms of the Credit Agreement and is subject and qualified in its entirety by reference to the complete text of the Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K.
(b) Grants of Restricted Stock
On October 18, 2005, the Company granted restricted shares of its common stock, $0.001 par value per share, to the following executive officers and directors in the amounts set forth opposite their names:

Recipient	Number of Shares
William P. Foley, II	120,000
Raymond R. Quirk	120,000
Christopher Abbinante	60,000
Roger S. Jewkes	60,000
Erika Meinhardt	60,000
Anthony J. Park	30,000
Willie D. Davis	5,000
John F. Farrell, Jr.	5,000
Philip G. Heasley	5,000
William A. Imparato	5,000
Donald M. Koll	5,000
General William Lyon	5,000
Frank P. Willey	5,000
The shares of restricted stock were granted pursuant to the Company’s 2005 Omnibus Incentive Plan and the restrictions on such shares lapse in four equal, annual installments beginning on the first anniversary of the effective date of grant. In the event of a change in control of the Company, the restrictions lapse fully and the shares become unrestricted. Each grant of shares of restricted stock is evidenced by a notice of restricted stock grant and restricted stock award agreement substantially in the form attached hereto as Exhibit 99.1.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On September 26, 2005, the Board of Directors of the Company (the “Board”) appointed Willie M. Davis, John F. Farrell, Jr., Phillip G. Heasley, William A. Imparato, Donald M. Koll, General William Lyon and Frank P. Willey to serve on its Board of Directors, effective as of October 18, 2005. Messrs. Farrell, Heasley and Imparato were appointed to serve on the Audit Committee of the Board until the next regular quarterly meeting of the Board, which is scheduled to be held on October 25, 2005. None of the other newly appointed directors were appointed to any committees of the Board.

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Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description
10.1	Credit Agreement dated as of October 17, 2005 among Fidelity National Title Group, Inc., Bank of America, N.A., as Administrative Agent and Swing Line Lender, and the other financial institutions party thereto.
99.1	Form of Notice of Restricted Stock Grant and Restricted Stock Award Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Title Group, Inc.
Date: October 21, 2005	By:	/s/ Anthony J. Park
Name: Anthony J. Park Title: Chief Financial Officer

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Exhibit Index

Exhibit	Description
10.1	Credit Agreement dated as of October 17, 2005 among Fidelity National Title Group, Inc., Bank of America, N.A., as Administrative Agent and Swing Line Lender, and the other financial institutions party thereto.
99.1	Form of Notice of Restricted Stock Grant and Restricted Stock Award Agreement.

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